Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date August 31, 2011	Projected Year Ended February 29, 2012
Net Sales:
Electrical and Industrial Products	$92,669	$185,000 to $195,000
Galvanizing Services	$136,325	$265,000 to $280,000
Total Sales	$228,994	$450,000 to $475,000

Diluted earnings per share	$1.51	$2.90 to $3.10

Net Sales by Market Segment:
Power Generation		20%
Transmission and Distribution		26%
Industrial		54%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		32%
Transmission and Distribution		45%
Industrial		23%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		30%
OEM’s		18%
Industrial		32%
Bridge and Highway		10%
Petro Chemical		10%

Operating Margins:
Electrical and Industrial Products	13.5%	13% to 15%
Galvanizing Services	26.3%	25% to 27%

Cash Provided By (Used In)Operations	$27,000	$50,000
Capital Expenditures	$10,300	$23,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$11,297	$21,000
Total Bank Debt	$225,000	$225,000

Cash Dividend	$6,275	$12,700

Percent of Business By Segment:
Electrical and Industrial Products	40%	41%
Galvanizing Services	60%	59%